UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑ Definitive Information Statement

Columbia Funds Series Trust II

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COLUMBIA MULTI-ADVISOR INTERNATIONAL VALUE FUND

VARIABLE PORTFOLIO – DFA INTERNATIONAL VALUE FUND

50606 Ameriprise Financial Center

Minneapolis, MN 55474

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

This information statement mailed on or about January 12, 2012, is being provided to the shareholders of Columbia Multi-Advisor International Value Fund (the “Retail Fund”), a series of Columbia Funds Series Trust II and Variable Portfolio-DFA International Value Fund (the “VP Fund”), a series of Columbia Funds Variable Series Trust II (each a “Fund” and together the “Funds”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds received from the Securities and Exchange Commission (the “SEC”). This exemptive order permits Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”), subject to approval of the Funds’ Board of Trustees (the “Board”), to retain a subadviser (or subadvisers) which Columbia Management believes is (are) best suited to achieve each Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUNDS AND THEIR MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as Investment Manager to the Funds pursuant to an Investment Management Services Agreement (the “IMS Agreement”) for the Retail Fund dated September 22, 2010, amended and restated July 1, 2011 and for the VP Fund dated March 1, 2011, amended and restated May 2, 2011. The Retail Fund currently has three subadvisers and the VP Fund has one subadviser. Under the IMS Agreement, Columbia Management monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results (the “Subadviser Factors”). As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management (each a “Subadvisory Agreement”) under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under of the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with the Funds and Columbia Management’s policies.

DIMENSIONAL FUND ADVISORS, L.P. AND THE NEW SUBADVISORY AGREEMENT

Prior to November 16, 2011, AllianceBernstein, L.P. (“AllianceBernstein”) served as one of the three subadvisers to the Retail Fund and the sole subadviser to the VP Fund. At a meeting of the Board on September 13-15, 2011, the Board, including a majority of the Board members who are not interested persons of the Funds within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendation of Columbia Management (i) to terminate the subadvisory agreement with AllianceBernstein as subadviser to the Funds; (ii) to approve a subadvisory agreement with Dimensional Fund Advisors, L.P. (“DFA”), which became effective on November 16, 2011; (iii) certain changes to the respective investment strategies of the Funds; and (iv) change the name of the VP Fund to Variable Portfolio-DFA International Value Fund.

The recommendation to terminate AllianceBernstein and to hire DFA was made by Columbia Management in the ordinary course of its ongoing evaluation of the subadvisers. Importantly, the recommendation to hire DFA to manage a portion of the Retail Fund’s assets was based on an evaluation, among others, of the Subadviser Factors including Columbia Management’s analysis that the investment strategy of DFA is complimentary with the Retail Fund’s other subadvisers, Mondrian Investment Partners Limited (“Mondrian”) and Tradewinds Global Investors, LLC (“Tradewinds”) (collectively, the Existing Subadvisers”).

Under the IMS Agreement, each Fund pays Columbia Management a fee as follows:

Columbia Multi-Advisor International Value Fund
Assets (billions)	Annual rate at each asset level
First $0.25	0.900%
Next $0.25	0.875%
Next $0.25	0.850%
Next $0.25	0.825%
Next $1.00	0.800%
Over $2.0	0.775%

Variable Portfolio-DFA International Value Fund
Assets (billions)	Annual rate at each asset level
First $1.0	0.850%
Next $1.0	0.800%
Over $2.0	0.700%

The tables above represent the fees paid by the Funds to Columbia Management, which will not change as a result of this transaction. Columbia Management, in turn, pays DFA a fee out of its own assets, calculated at the following rates:

•	For Columbia Multi-Advisor International Value Fund: 0.21% on allocated portion of the Fund’s assets

•	For Variable Portfolio-DFA International Value Fund: 0.21% on all assets

	Fees paid by the Fund to Columbia Management*	Fees paid by Columbia Management to AllianceBernstein
Columbia Multi-Advisor International Value Fund (10/31/2010)	$4,602,283.63	$900,798.85
Variable Portfolio-AllianceBernstein International Value Fund (12/31/2010)	$9,138,803.30	$3,672,711.88

*	Columbia Management uses these fees to pay the subadviser.

For the Retail Fund, the Existing Subadvisers Subadvisory Agreements and services provided pursuant to such agreements are unchanged as a result of this transition. Other than the different fee schedule, there are no material differences affecting the Funds or their shareholders with respect to the DFA Subadvisory Agreement, compared to the AllianceBernstein subadvisory agreement.

INFORMATION ABOUT DFA

DFA is a Delaware limited partnership. As of October 31, 2011, the total assets under management by DFA were approximately $216 billion. DFA’s principal offices are located at 6300 Bee Cave Road, Austin, TX 78746.

The following table provides information on the principal executive officers and directors of DFA.

Name	Title/Responsibilities	Address
David Gilbert Booth	Chairman, President & Co- Chief Executive Officer	6300 Bee Cave Road Austin, TX 78746
Catherine Lee Newell	Vice President, Chief Legal Officer & Secretary	6300 Bee Cave Road Austin, TX 78746
Christopher Scott Crossan	Global Chief Compliance Officer, Chief Compliance Officer, VP	6300 Bee Cave Road Austin, TX 78746
Patrick Michael Keating	Vice President, Chief Operating Officer	6300 Bee Cave Road Austin, TX 78746
David Robert Martin	Vice President, CFO & Treasurer	6300 Bee Cave Road Austin, TX 78746
Eduardo Augusto Repetto	Director, Co-Chief Executive Officer & Chief Investment Officer	6300 Bee Cave Road Austin, TX 78746

Other Funds/Accounts with Similar Investment Objectives Managed by DFA

The following table shows the other registered investment companies (“Funds”) that are managed, advised or subadvised by DFA; the assets under management for those Funds (or portion of a Fund’s assets managed, advised or subadvised by DFA); and the fee rates for the management services (including administrative services), advisory services or subadvisory services that DFA provides to those Funds. Certain of the Funds are part of a master-feeder arrangement. For each such arrangement, only information for the feeder fund is presented, and the listed fee rate reflects the aggregate of the advisory fees and administrative fees that DFA receives from the feeder fund and the master fund in which the feeder fund invests.

Fund	Assets as of October 31, 2011	Management, Advisory or Subadvisory Fee Rate
LWAS/DFA International High Book to Market Portfolio	$72,861,958.06	0.21%
DFA International Value Portfolio	$5,285,561,954.64	0.40%
DFA International Value Portfolio II	$108,210,514.80	0.21%
DFA International Value Portfolio III	$1,139,012,669.42	0.21%
DFA International Value Portfolio IV	$308,360,386.09	0.40% for the first $40 million
		0.20% on assets above $40 million
VA International Value Portfolio	$93,461,727.20	0.40%
Tax-Managed DFA International Value Portfolio	$1,843,368,679.46	0.50%
DFA International Value Ex Tobacco Portfolio	$52,968,964.51	0.45%
SA International Value Fund	$461,795,450.76	0.20%
Wilmington Multi-Manager International Fund	$69,290,493.93	0.45% for the first $50 million 0.30% on assets above $50 million
Wilmington Trust Fiduciary Services Company International Value Portfolio	$84,755,154.57	0.45% for the first $100 million 0.30% on assets above $100 million

Board Considerations

At the September 13-15, 2011 Board meeting, the Board, including all of the Independent Trustees, unanimously approved (i) the termination of the subadvisory agreement between Columbia Management and AllianceBernstein as subadviser to the Funds; (ii) the proposed subadvisory agreement between DFA and Columbia Management (the “Subadvisory Agreement”) for each of the Funds; (iii) certain changes to the respective investment strategies of the Funds; and (iv) the change in name of the VP Fund to Variable Portfolio-DFA International Value Fund (the “DFA Proposals”). The Board, its Contracts Committee and Investment Review Committee held meetings and discussions with Columbia Management and reviewed and considered various written materials and oral presentations in connection with DFA’s proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment performance, and code of ethics and compliance program of DFA. The Board also took into account the Contract Committee and Investment Review Committee’s reports respecting the proposed termination of AllianceBernstein. Additionally, the Trustees considered the process undertaken during their most recent consideration and approval of advisory agreements, for annual renewal purposes, at the April 2011 meeting. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the DFA Proposals.

Nature, Extent and Quality of Services to be Provided by DFA:    The Board considered its analysis of various reports and presentations received by it, detailing the services to be performed by DFA, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel, including, in particular, that DFA’s investment strategy is set by its Head of Investment Strategies who has 21 years of investment experience and that the portfolio would be co-managed by four investment professionals who have been working together for the past five years. The Board observed that DFA’s code of ethics and compliance program had been reviewed by the Chief Compliance Officer of the Funds and noted her conclusion that DFA’s compliance program was reasonably designed to prevent violation of federal securities laws. The Board also observed that information had been presented regarding the capabilities and financial condition of DFA, and its ability to carry out its responsibilities under the proposed Subadvisory Agreement.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by DFA for each Fund was generally similar in scope to subadvisory agreements applicable to other subadvised funds. The Board also considered reports regarding the search process undertaken by Columbia Management’s that led to the identification of DFA as a well-qualified prospective successor subadviser with an investment style consistent with the Funds’ investment objectives and strategies. The Board also considered, in this regard, information and representations supporting the expectation that DFA’s strategy fits well within the Funds’ investment program and management’s desired risk/return profile.

Investment Performance of DFA:    In connection with its evaluation of the nature, extent and quality of services to be provided under the proposed Subadvisory Agreement, the Board considered DFA’s overall investment performance, noting that DFA has delivered relatively strong performance results over the one-, three-, five- and ten-year periods. The Board also considered the information provided by Columbia Management regarding DFA’s research process, its assets under management, experience managing funds registered under the 1940 Act, as well as information about how DFA would be expected to perform in different markets. Based on the foregoing, and based on other information received (both oral and written), and other considerations, including, in particular, Columbia Management’s recommendation that the Board approve entering into the proposed Subadvisory Agreement with DFA, which is unaffiliated with Columbia Management, and that the agreement is in the best interest of the Funds and their shareholders, the Board concluded that DFA was in a position to provide a high quality and level of service to the Funds.

Comparative Fees and Costs of Services to be Provided:    The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to DFA would be paid by Columbia Management and would not impact the fees paid by the Funds. The Board also reviewed data regarding fees charged by DFA to other clients, observing that the proposed subadvisory fees are generally in line with fees charged by DFA to other institutional clients.

Profitability and Economies of Scale to be Realized:    The Board took into account the economic benefit that would accrue to Columbia Management from the DFA Proposals (given that the proposed subadvisory fee rate was materially less than the fee that was paid by Columbia Management to AllianceBernstein) and considered the expected profitability resulting to Ameriprise thereof. In this regard, the Board considered, among other things, its conclusions in April 2011 that Columbia Management’s profitability levels were reasonable and that the investment management fees and overall expenses for each Fund were fair and reasonable and that the change in the subadvisory fee rate would not change these conclusions. The Board further considered that the fees for each Fund would not be impacted by the DFA Proposals.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees were fair and reasonable in light of the extent and quality of services to be provided. In reaching this conclusion, no single factor was determinative. On September 15, 2011, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement for an initial two-year term.

For a mutual fund managed by multiple subadvisers, such as the Retail Fund, Columbia Management, subject to the oversight of the Board, decides the proportion of the Retail Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to November 16, 2011, the Retail Funds’ assets were managed as follows:

AllianceBerstein	Mondrian	Tradewinds
46%	24%	30%

As of November 25, 2011, the Retail Funds’ assets are managed as follows:

DFA	Mondrian	Tradewinds
45%	35%	20%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Funds investment manager, Columbia Management and its affiliates also receive compensation for providing other services to the Funds.

Administrator

Columbia Management Investment Advisers, LLC, located at 225 Franklin Street, Boston, MA 02110, serves as the administrator of the Funds.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Funds.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Funds.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available on request, without charge, by contacting your financial intermediary or the Fund Family at 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For Columbia Multi-Advisor International Value Fund, as of October 31, 2011, Columbia Management Investment Advisers, LLC, Boston, MA held 100% of the Fund’s Class I shares; Charles Schwab & Co., Inc., San Francisco, CA held 54.61% of the Fund’s Class R4 shares; First Clearing LLC, St. Louis, MO held 29.78% of the Fund’s Class R4 shares; First Clearing LLC held 45.55% of the Fund’s Class Z shares; Merrill Lynch, Pierce, Fenner & Smith, Inc., Jacksonville, FL held 17.14% of the Fund’s Class Z shares; Citigroup Global Markets, Inc., New York, NY held 15.95% of the Fund’s Class Z shares; and American Enterprise Investment Services Inc., Minneapolis, MN held 12.74% of the Fund’s Class Z shares.

For Variable Portfolio-DFA International Value Fund, as of October 31, 2011, Variable Portfolio-Moderate Portfolio held 41.29% of Class 1; Variable Portfolio-Moderately Aggressive Portfolio held 35.99% of Class 1; Variable Portfolio-Aggressive Portfolio held 11.91% of Class 1; Variable Portfolio-Moderately Conservative Portfolio held 8.48% of Class 1; RiverSource Life Insurance Company held 92.93% of Class 2; and RiverSource Life of New York Insurance Company held 6.77% of Class 2.

As of October 31, 2011, Board members and officers of each Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

S-6242-11 A (1/12)